UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

PZENA INVESTMENT MANAGEMENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Park Avenue
New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Stockholders of Pzena Investment Management, Inc. was held on May 18, 2022. At that meeting, the stockholders considered and acted upon the following proposals:

Proposal 1: Election of Directors. By the vote reflected below, the stockholders elected the following individuals as directors to hold office until the 2023 Annual Meeting of Stockholders of the Company:

Director	Class A Shares “For”	Class B Shares “For”	Class A Shares “Withheld”	Class B Shares “Withheld”
Richard S. Pzena	9,652,445	283,018,700	641,459	0
John P. Goetz	9,357,044	283,018,700	936,860	0
William L. Lipsey	9,356,844	283,018,700	937,060	0
Steven M. Galbraith	5,994,599	283,018,700	4,299,305	0
Joel M. Greenblatt	6,051,886	283,018,700	4,242,018	0
Richard P. Meyerowich	7,016,938	283,018,700	3,276,966	0
Charles D. Johnston	4,761,964	283,018,700	5,531,940	0
Shavar D. Jeffries	7,024,806	283,018,700	3,269,098	0
Chenyu Caroline Cai	9,522,134	283,018,700	771,770	0

Proposal 2: Ratification of Independent Auditors. The stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for its fiscal year ending December 31, 2022. Voting was as follows:

	FOR	AGAINST	ABSTAIN
Class A common stock	12,204,914	5,144	6,769
Class B common stock	283,018,700	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pzena Investment Management, Inc.

Date:	May 19, 2022	By:	/s/ Joan F. Berger
Joan F. Berger, Corporate Secretary